Exhibit 99.1

Sigilon Therapeutics Announces Strategic Reprioritization

- Company plans to prioritize MPS-1 and diabetes with continued focus on platform optimization –

- Workforce reduction of approximately 38% –

- Anticipated cash runway extended into 2024 –

Cambridge, MA — December 13, 2021—Sigilon Therapeutics, Inc. (NASDAQ: SGTX), a biotechnology company that seeks to develop functional cures for chronic diseases through its Shielded Living Therapeutics™ platform, today announced a strategic reprioritization to enable the Company to focus on MPS-1 and diabetes.

“There have been key learnings in our Phase 1/2 trial of SIG-001 for Hemophilia A. While we continue to investigate the findings from our SIG-001 study to help inform our development of the platform, following a review of our programs, we have made the strategic decision to refocus our pipeline. We will be prioritizing MPS-1—a rare lysosomal disease—with our product candidate that is designed to produce the same enzyme as the native human structure, and Type 1 diabetes, alongside our partner, Eli Lilly, with a program that utilizes iPSC-derived islets,” said Rogerio Vivaldi, President and CEO of Sigilon. “As part of our plan to refocus our pipeline, we will also make workforce reductions, which are expected to extend our cash runway.”

In November, Sigilon reported that fibrosed spheres were observed during a retrieval procedure for the third patient enrolled in its Phase 1/2 study of SIG-001 in severe or moderately severe hemophilia A. The Company plans to update regulatory agencies following the SIG-001 Safety Review Committee meeting scheduled in December and continue to follow all three patients per study protocol. In addition, the Company does not expect to initiate patient dosing in the Phase 1/2 clinical trial of SIG-005 for MPS-1 until further investigation is complete.

The Company will reduce its full-time workforce by approximately 38%. The positions eliminated are primarily related to research, manufacturing, and general and administrative services. The significant reduction in expenses associated with the strategic reprioritization is expected to extend the Company’s cash runway into 2024.

“We believe that prioritizing our MPS-1 and diabetes programs puts Sigilon in the best position for success,” said Dr. Vivaldi. “I want to thank our valued employees who will be departing Sigilon for their important contributions to the Company.”

About Sigilon Therapeutics
Sigilon Therapeutics seeks to develop functional cures for chronic diseases through its Shielded Living Therapeutics™ platform. Sigilon’s product candidates are non-viral engineered cell-based therapies designed to produce the crucial proteins, enzymes or factors needed by patients living with chronic diseases such as lysosomal diseases and diabetes. The engineered cells are encapsulated by Sigilon’s Afibromer™ biomaterials matrix, which is designed to shield them from immune rejection and fibrosis.

Sigilon was founded by Flagship Pioneering in conjunction with Daniel Anderson, Ph.D., and Robert Langer, Sc.D., of the Massachusetts Institute of Technology.

Forward-Looking Statements
This press release includes forward-looking statements. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” and other words of similar meaning. These forward-looking statements address various matters, including the benefits and potential impact of this portfolio prioritization, expected charges and cost savings from these changes and our expected extended cash runway. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others, that the workforce reduction may be larger than currently anticipated, the Company may incur additional costs not currently anticipated, the FDA or other regulators may request additional preclinical studies or clinical trials beyond those that we currently anticipate, and the risks identified under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended September 30, 2021 and in any subsequent filings with the Securities and Exchange Commission. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. You are encouraged to read our filings with the SEC, available at www.sec.gov, for a discussion of these and other risks and uncertainties. The forward-looking statements in this press release speak only as of the date of this document, and we undertake no obligation to update or revise any of these statements.  Our business is subject to substantial risks and uncertainties, including those referenced above. Investors, potential investors, and others should give careful consideration to these risks and uncertainties.

Investor Contact
Robert Windsor, Jr., J.D.

VP, Head of Investor Relations

Sigilon Therapeutics
robert.windsor@sigilon.com
617-586-3837

Media Contacts
Amy Bonanno
Solebury Trout
abonanno@soleburytrout.com
914-450-0349

Brandon Hagen

Manager, Communications

Sigilon Therapeutics

brandon.hagen@sigilon.com

617-586-2851